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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sonic Automotive, Inc. on Form S-4 of our report dated February 26, 2001, appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


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/s/ Deloitte & Touche L.L.P.

Deloitte $ Touche L.L.P.

Charlotte, North Carolina
December 14, 2001